UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):  February 23, 2015

TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

Arizona	1-5924	86-0062700
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
88 East Broadway Boulevard
Tucson, AZ 85701
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 23, 2015, the Human Resources and Governance Committee (Committee) of UNS Energy Corporation (UNS Energy), the parent of Tucson Electric Power Company (TEP), approved, and the Board of Directors of UNS Energy ratified, the terms and conditions of the UNS Energy Corporation 2015 Share Unit Plan (the “Plan”) effective as of January 1, 2015 under which the key employees, including the executive officers, of UNS Energy and its subsidiaries may, on an annual basis, be granted long term incentive awards of performance based share units (PSUs) and time-based restricted share units (RSUs). Except as otherwise provided below, participants will receive a cash payment for each PSU and RSU that is payable and vested pursuant to the Plan. The amount payable for each PSU and RSU will be based on the market price of one share of common stock of Fortis Inc. (Fortis), the parent company of UNS Energy, on the applicable payment or vesting date, which will be converted to U.S. dollars in accordance with the Plan. Fortis’ common stock is traded on the Toronto Stock Exchange.
Performance Share Units
The PSUs reward the achievement of pre-established performance goals over a three-year performance period. The Committee, in its discretion, will determine a target PSU award amount for each participant and, after converting the target amount to Canadian dollars, approve grants of a number of PSUs based on the market price of Fortis common stock on the grant date, which shall be January 1 of the calendar year of the grant. Except as provided below, PSU grants will become payable on the third anniversary of the grant date based on the actual performance results at the end of the three year performance period in relation to established performance goals and the recipient’s continued employment from the grant date through the third anniversary of the grant date. Payment in respect of PSUs granted under the Plan will be made three years after the grant in an amount ranging from 0-150% of the market price of Fortis common shares on such payment date, which percentage will be dependent on the satisfaction of the following financial performance criteria, which will be equally weighted at 50%, subject to the Committee’s discretion to subject PSUs to additional performance criteria: UNS Energy’s cumulative net income (CNI) and Fortis’ three-year total shareholder return (Fortis TSR) relative to the three-year total shareholder return of a group of North American regulated public utilities (the Peer Group). The companies in the Peer Group are listed in the Plan. CNI will be determined in accordance with Generally Accepted Accounting Principles (GAAP) and achievement levels may be adjusted to take into account extraordinary items as determined by the Committee in its sole discretion. In the event that UNS Energy’s CNI performance or Fortis TSR performance relative to the Peer Group performance is below the minimum payout threshold, the payout percentage with respect to such performance goal will be zero. Subject to the Committee’s discretion, the payout percentage for the award may be zero if Fortis’ credit rating is below the median credit rating for the Peer Group as of the last business day of the performance period. Dividend equivalents will accrue and be credited as additional PSUs throughout the performance period and will be payable at the same time as the underlying PSUs. The value of the cash payment will be calculated in Canadian dollars, which is then converted to U.S. dollars using the exchange rate set at the time of the original grant of the PSUs underlying the payment. Any PSUs that are not earned will terminate, expire and otherwise be forfeited by the participant.
Notwithstanding the foregoing, if a change of control of Fortis or UNS Energy occurs prior to the end of a performance period, the performance period with respect to each outstanding PSU will end and the number of PSUs deemed payable to the participant will be determined based on the following payout percentages: (1) with respect to CNI, 100% and (2) with respect to Fortis TSR, the greater of (a) the actual payout percentage as measured against the Peer Group from the beginning of the performance period to the date before the change of control or (b) 100%. The amount payable in respect of any such PSUs will be calculated based on the market price of Fortis common stock on the trading day that is before the change of control transaction and will be paid shortly thereafter.
Upon any termination of a participant’s employment due to retirement, death or disability, the participant’s PSUs will remain outstanding and will become payable to the participant (or, in the event of the participant’s death, his or her designated beneficiary or estate) based on actual performance results through the end of the performance period; provided that in the event that a participant with at least 15 years of service with UNS Energy or its subsidiaries retires, the participant must provide at least six months written notice; and provided further that unless the participant has at least 15 years of service at the time of termination, the amount payable in respect of any earned PSUs will be prorated to reflect the participant’s actual service during the performance period.
In the event that a participant’s employment is terminated on or before August 14, 2016 by the participant for “good reason” or by the employer without “just cause,” the payout percentage will be: (1) 100%, if less than half of the performance period has elapsed as of the participant’s termination date or (2) determined based on actual performance through the termination date, projected to the last day of the performance period as if the termination date is the last day of the performance period, if more than half of the performance period has elapsed as of the participant’s termination date. For this purpose, “good reason” shall have the meaning provided in any agreement between the participant and UNS Energy or the applicable subsidiary, if the participant is entitled to terminate his or her employment for “good reason” pursuant to any such agreement and “just cause” will have the meaning provided in the Plan.
If a participant’s employment is terminated for any other reason, all outstanding PSUs will be canceled and the participant will have no rights in respect of such canceled PSUs.
Restricted Share Units
The RSUs reward continuous service over a specified time period. The Committee will determine a RSU award amount for each participant and, after converting the target amount to Canadian dollars, approve grants of a number of RSUs based on the market price of Fortis common stock on the grant date, which shall be January 1 of the calendar year of the grant. RSU grants will vest on the third anniversary of the grant date (or such shorter vesting period designated by the Committee) as long as the award recipient remains continuously employed by UNS Energy or its subsidiaries from the grant date through the end of the vesting period (which period is referred to herein as the “Restricted Period”). Notwithstanding the foregoing, the Committee, in its sole discretion, may accelerate vesting at any time. Dividend equivalents will accrue and be credited as additional RSUs throughout the Restricted Period and will be paid at the same time as the underlying RSUs if and to the extent the underlying RSUs vest.
For each RSU that vests, the participant will receive a cash payment based on the market price of one share of Fortis common stock on the vesting date. The value of the cash payment will be calculated in Canadian dollars, which is then converted to U.S. dollars using the exchange rate set at the time of the original grant of the RSUs underlying the payment. Any RSUs that do not vest will terminate, expire and otherwise be forfeited by the participant.
Notwithstanding the foregoing, if a change of control occurs prior to the end of the Restricted Period, all unvested RSUs will vest and the amount payable in respect of such vested RSUs will be calculated based on the market price of Fortis common stock on the trading day that is before the change in control transaction and will be paid shortly thereafter.
Upon any termination of a participant’s employment due to retirement, death or disability, the participant’s unvested RSUs will immediately vest to the participant (or in the event of the participant’s death, his or her designated beneficiary or estate); provided that in the event that a participant with at least 15 years of service with UNS Energy or its subsidiaries retires, the participant must provide at least six months written notice; and provided further that unless the participant has at least 15 years of service at the time of his or her involuntary termination, the amount payable in respect of the vested RSUs will be prorated to reflect the participant’s actual service during the Restricted Period. In the event that a participant’s employment is terminated on or before August 14, 2016 by the participant for “good reason” or by the employer without just cause, the participant’s unvested RSUs will immediately vest and the amount payable in respect of the vested RSUs will not be prorated to account for the participant’s termination of employment before the end of the Restricted Period.
If a participant’s employment is terminated for any other reason, all outstanding RSUs will be canceled and the participant will have no rights in respect of such canceled RSUs.
Pursuant to the Plan, the Committee has the discretion to subject any grants to additional terms and conditions consistent with the Plan, including additional performance criteria, and, in the event of special circumstances, to grant PSUs and RSUs to a participant in addition to any annual grant.
The foregoing summary of the Plan is not a complete description of the plan and is qualified by reference to the full text of the Plan, which is attached as Exhibit 10(a) to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
10(a)	UNS Energy Corporation 2015 Share Unit Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2015	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Senior Vice President and Chief Financial Officer

Exhibit Index

10(a)	UNS Energy Corporation 2015 Share Unit Plan